EXECUTION COPY





                                 MASTER SERVICES
                                    AGREEMENT

                                     BETWEEN

                   CONVERGYS INFORMATION MANAGEMENT GROUP INC.

                                       AND

                          AMERICAN CELLULAR CORPORATION

5

              Confidential and Proprietary to Convergys and Client

                                TABLE OF CONTENTS
1.0     WORK STATEMENT......................................................2
2.0     TERM................................................................2
3.0     PAYMENT TERMS; BILLING; TAXES; PAYMENTS AND DISPUTES................3
4.0     EXCLUSIVITY.........................................................4
5.0     MINIMUM PROCESSING COMMITMENT.......................................4
6.0     ISSUE MANAGEMENT SERVICES...........................................5
7.0     RECORD KEEPING AND AUDIT RIGHTS.....................................5
8.0     SERVICE LEVEL AGREEMENTS............................................5
9.0     RELATIONSHIP MANAGEMENT.............................................6
10.0    CONFIDENTIALITY AND NONDISCLOSURE; PUBLICITY........................7
11.0    EQUIPMENT...........................................................8
12.0    DATA BACKUP.........................................................8
13.0    SECURITY REPRESENTATION.............................................8
14.0    DISASTER RECOVERY...................................................9
15.0    OWNERSHIP OF INTELLECTUAL PROPERTY..................................9
16.0    CLIENT RESPONSIBILITIES............................................10
17.0    WARRANTIES.........................................................11
18.0    TERMINATION FOR DEFAULT............................................12
19.0    OPTION TO TERMINATE FOR CHANGE IN CONTROL..........................13
20.0    LIMITATION OF LIABILITY............................................14
21.0    IMPROVEMENTS.......................................................14
22.0    COMPANY AND WORK RULES, RELATIONSHIP OF THE PARTIES................14
23.0    RIGHT OF ACCESS; COOPERATION.......................................15
24.0    COMPLIANCE WITH LAWS...............................................15
25.0    INDEMNIFICATION AND DEFENSE........................................16
*
27.0    INSURANCE..........................................................17
28.0    DISPUTE RESOLUTION.................................................18
29.0    OBLIGATIONS UPON TERMINATION.......................................19
30.0    ASSIGNMENT.........................................................20
31.0    FORCE MAJEURE......................................................20
32.0    LICENSES...........................................................21
33.0    APPLICABLE LAW AND BINDING EFFECT..................................21
34.0    NOTICES............................................................21
35.0    SEVERABILITY.......................................................22
36.0    WAIVER; AMENDMENT..................................................22
37.0    SURVIVAL OF RIGHTS AND OBLIGATIONS.................................23
38.0    HIRING OF EMPLOYEES................................................23
39.0    SECTION AND PARAGRAPH HEADINGS.....................................23
40.0    CONFLICTING TERMS..................................................23
41.0    COMPANION AGREEMENTS...............................................23
42.0    ENTIRE AGREEMENT...................................................24
ATTACHMENT A................................................................1
ATTACHMENT B................................................................1

                            MASTER SERVICES AGREEMENT

This Master Services Agreement ("MSA") is effective December 1, 2002 ("Effective Date") between Convergys Information Management Group Inc., an Ohio corporation, with offices located at 600 Vine Street, Cincinnati Ohio 45202 ("Convergys"), and American Cellular Corporation, an Oklahoma corporation with an office at 14201 Wireless Way, Oklahoma City, Oklahoma 73134 ("Client").

1.0  WORK STATEMENT

     1.1. Convergys shall furnish Services to Client in accordance with and subject to the terms and conditions stated herein or in any Work Work Order.

     1.2. Each Work Order shall contain the following information;

          1.2.1. The effective date and the term of the Work Order;

          1.2.2. A detailed description of the Services;

          1.2.3. The schedule and timeframe for the Services to be performed;

          1.2.4. A description of each party's responsibilities;

          1.2.5. A description of SLAs related to the Services in the Work
                 Order.

          1.2.6. A schedule of fees and charges.

          1.2.7. A description of the business requirements and technical specifications for the Services, where applicable.

          1.2.8. Acceptance Criteria, if any, related to such Work Order.

          1.2.9. Any other information pertinent to the Services covered by the Work Order.

          1.2.10.The signatures of Client and Convergys' authorized representatives.

2.0  TERM

     The term of this Agreement shall commence on the Effective Date and shall continue, pursuant to the terms of Section 18.0 or 19.0, below until the later of (a) sixty (60) months after the Commercial Launch Date, or (b) the expiration or termination date of any unexpired Work Order entered into or incorporated under this Agreement.



3.0  PAYMENT TERMS; BILLING; TAXES; PAYMENTS AND DISPUTES

     3.1. General. Convergys shall invoice Client and Client shall pay to Convergys the fees and charges set forth in this Agreement. Charges for Services are subject to change, but only as specified in this Agreement.

     3.2. Professional Services Rate. Except as otherwise set forth in a specific Work Order, Convergys shall invoice Client and Client shall pay Convergys for Professional Services at a rate of * per hour.

     3.3. Pass-Through Expenses. Convergys shall invoice and Client shall pay Convergys for expenses incurred in the performance of the Services outside of ordinary Data Processing Services and designated as cost-plus expenses in a Work Order at cost plus a * administrative charge. Convergys shall provide to Client, upon request, the original invoice for each such expense, together with a statement that Convergys has reviewed the invoiced charges, determined which charges are proper and valid. Pass-through expenses may include, for example: courier charges, express mail charges, off-site storage charges, tapes, CDROMs, communication/network lines specifically requested by Client, additional hardware and software for environments not listed in Section 3.0 of Work Order 2002-01, and bill finisher special services fees such as pulled statements, insert handling, microfiche copies and the like.

     3.4. Invoice Date. Unless otherwise specified in a Work Order, the fees and charges for Services rendered to Client hereunder shall be invoiced by Convergys monthly after monthly processing has been completed or Professional Services rendered. Payments made pursuant to Work Order 2002-01 shall be made on a milestone basis pursuant to Section 7.0 of Work Order 2002-01 and Professional Services projects estimated to be in excess of five hundred (500) hours may be invoiced on a milestone basis in accordance with the following table or as otherwise agreed by the parties.

           *

     3.5. Payment Date. All invoices shall be due and payable thirty (30) days from the date of the invoice. All invoices and payments shall be in U.S. dollars. Client shall pay a late charge of one and one half percent (1.5%) per month on the undisputed portion of any past due invoice until such past due amount is paid.

     3.6. Disputed Payments. If Client disputes any of the amounts set forth in any invoice rendered by Convergys hereunder, Client shall notify Convergys in writing within 30 days following the Payment Date, provided Client provides Convergys with a written statement of the basis of the dispute in reasonable detail (the "Dispute Notice"). Client shall pay all undisputed charges on or before the Payment Date. The parties agree to negotiate in good faith for the purpose of resolving such dispute. In the event such dispute is mutually agreed upon and resolved, either Client will pay the disputed amount within 10 days, or Convergys will issue a credit memo on the next invoice to Client. In the event that a dispute is not resolved within 60 days following Convergys' receipt of the Dispute Notice despite the good faith efforts of the parties, the parties shall have the right to submit such dispute to the dispute resolution process set forth in Section 28.0 below.

     3.7. Taxes. Client agrees to pay all taxes, however designated (excluding taxes based upon Convergys' net income) imposed on or based upon the provision of Services hereunder. If any such taxes or assessments are required to be collected and/or paid by Convergys, then Client agrees to reimburse Convergys for the taxes and costs incurred in collection, including reasonable attorney fees.

4.0  EXCLUSIVITY

     4.1. Convergys shall be the exclusive provider of the Services with respect to the Client Markets and any Markets or portions of Markets acquired by Client after the Effective Date. For Markets acquired by Client after the Effective Date, the parties will agree upon a schedule to transition Subscribers in acquired Markets to the System as soon as reasonably possible. *

5.0  MINIMUM PROCESSING COMMITMENT

     5.1. During the Term of the Agreement, except when performance is suspended in accordance with Section 31.0 due to the occurrence of a Force Majeure event, Client shall process a minimum of * Active Subscribers per month on Atlys(R) pursuant to the terms and conditions of this Agreement.

6.0  ISSUE MANAGEMENT SERVICES

     6.1. Change Management Services. Any changes to the Services to be provided under this Agreement shall be performed in accordance with the Work Request Process.

     6.2. Release Management Services. During the Term, Convergys shall implement Atlys(R) Core Releases and Maintenance Releases for Client for the fees set forth in this Agreement. Convergys will support only the currently available Release and the immediately preceding Release. Convergys shall have no obligation to support the System and shall be relieved of all SLAs in connection with the System if Client does not permit Convergys to install Core Releases and Maintenance Releases in accordance with this Section 6.0. Convergys will give Client three months advance notice of the general availability date of and the functionality contained in a new Core Release.

     6.3. Problem Resolution Management Services. Convergys will manage all problems in the delivery of the Services in accordance with the Problem Resolution Management Process.

7.0  RECORD KEEPING AND AUDIT RIGHTS

     7.1. Record Keeping. Convergys shall keep or cause to be kept complete and accurate accounting records, in accordance with GAAP, to substantiate Convergys' charges hereunder. Convergys shall retain such records for a period of two (2) years from the date of rendering Services for which such charges were billed.

     7.2. Audit Rights. Client, at its cost, has the right to conduct periodic audits of the charges for the Services performed by Convergys for Client, and any Convergys third-party pass-through charges under this Agreement with thirty (30) days prior written notice to Convergys; provided, however, that such audits shall not occur more frequently than once per year during the term of the Agreement. Any changes suggested by the auditor as a result of the audit will be subject to the mutual agreement of the parties.

8.0  SERVICE LEVEL AGREEMENTS

     8.1. Service Level Agreement. Convergys shall provide all Services under this Agreement in accordance with the applicable Service Level Agreement attached to the Work Order. Should Convergys exceed the SLAs, Client shall make incentive payments to Convergys in accordance with the Service Level Agreement.

     8.2. Failure to Perform. If Convergys fails to meet an SLA, Convergys shall (i) promptly investigate the underlying cause of the problem; (ii) prepare and deliver to Client a report identifying the same; (iii) promptly correct the problem and begin meeting the SLAs as soon as practicable; (iv) advise Client of the status of remedial efforts being undertaken with respect to the underlying cause of the problem and communicate with Client as necessary with respect to the status of such SLAs until such time as the SLAs are met; and (v) provide credits in accordance with the Service Level Agreement.

     8.3. Measurement and Monitoring Tools. Convergys shall implement necessary measurement and monitoring tools and procedures required to measure and report Convergys' performance of Services against applicable SLAs. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the SLAs and the applicable provisions set forth in this Agreement. Convergys shall provide Client, on a monthly basis, with a written report stating its compliance and/or non-compliance with the SLAs and how such compliance or non-compliance was determined.

9.0  RELATIONSHIP MANAGEMENT

      9.1. Program Management Team. Convergys will establish a Program Management Team that will consist of the Convergys Program Manager and other key Convergys personnel responsible for the day to day operation and delivery of the Services. The Convergys Program Manager will be responsible for managing the delivery of the Services. The Convergys Program Manager will be authorized to act as Convergys' primary contact for Client under this Agreement. The Program Management Team will meet with Client's designated personnel at least twice a month to review performance of the Services, and will be in contact with Client on a regular basis until such time as the billing services are fully transitioned to Atlys(R). Program Management Team meetings will take place at an agreed upon location or via teleconference, at the mutual agreement of the parties. Each party will bear the cost of its participation in Program Management Team meetings.

      9.2. Management Reports. As a part of the Services and at no additional charge to Client, Convergys shall issue the Management Reports listed in this Section 9.2 to Client. From time to time during the Term, Client may request additional reports, which will be charged on a Time and Materials basis at the Professional Services Rate. The included Management Reports are:

                Weekly:
                Open Items Reports/Review Call
                Client Status Report (through completion of Conversion Services)

                Monthly:
                Production/Operations Report Summary
                Client Metrics Report
                Professional & Consulting Invoice
                Data Processing Invoice

                Quarterly:
                Quarterly Summary Letter/ Quarterly Management Meeting

10.0  CONFIDENTIALITY AND NONDISCLOSURE; PUBLICITY

      10.1. Confidentiality And Non-Disclosure. Convergys and Client have entered into that certain Mutual Nondisclosure Agreement dated June 18, 2002 and attached hereto as Exhibit B and incorporated herein by this reference (the "Nondisclosure Agreement"). Each party hereby ratifies and confirms its continuing duties, and rights and remedies under the Nondisclosure Agreement. In addition, the Nondisclosure Agreement shall be expanded to include the right of each party to use Confidential Information to perform its obligations under this Agreement. Without limiting the generality of the foregoing, the parties hereby expressly acknowledge and agree that all information that would be considered Confidential Information under the Nondisclosure Agreement, shall retain such designation. Client's "Confidential Information" shall include, but shall not be limited to: (i) Client's "Customer Data" provided to Convergys or any of its agents either prior to or during the term of this Agreement, and
            (ii) any and all other information relating to Client's business or operations. The term "Customer Data" shall include all information specific to Client's customers, including but not limited to: customer names, addresses, phone numbers, IP addresses, rates, rate plans, usage data and statistics, equipment records, and customer notices. Except as otherwise expressly set forth in writing, Convergys' "Confidential Information" shall include: (1) Convergys' system, software, source code, object code, procedures, drawings, designs, specifications, technology and/or user documentation therefore provided to Client or any of its agents during the term of this Agreement; (2) technical and business development methods and processes used by Convergys, and program listings, manuals and documentation related to Convergys' software and applications; (3) Convergys business information, including but not limited to nonpublic financial information, pricing, customer information or lists and (4) all other proprietary information relating to Convergys' Services which are provided to Client in tangible form during the term of this Agreement. Convergys' Confidential Information and any copies made by Client are the property of Convergys.

                  10.1.1. For further clarification, Client is not an Affiliate of AT&T Wireless, Inc. and neither party may disclose Confidential Information of the other party to AT&T Wireless, Inc. without the non-disclosing party's written consent.

            10.2. Publicity. Unless in the sole opinion of Client it will materially hamper negotiations with Client's present bill processing vendor, Convergys and Client agree to issue two mutually acceptable joint press releases announcing the existence and nature of this Agreement, the first upon execution of this Agreement and the second upon Commercial Launch of Atlys(R)for Client. Client agrees that Convergys may include Client's name along with its properly formatted logo in lists of Convergys customers (a) in marketing materials, including the Convergys web sites, (b) in reporting for purposes of the Securities and Exchange Commission including the Convergys annual report, and (c) as otherwise required by law. As soon as any impairment to Client's negotiations with its present bill processing vendor is removed, Convergys and Client shall proceed with carrying out this Section 10.2

11.0  EQUIPMENT

      11.1. Damage to or Loss of Equipment. Convergys will be liable for all loss or damage, other than ordinary wear and tear, to Client's equipment in Convergys' possession or control. In the event of any such loss or damage, Convergys will pay Client the amortized value of such equipment based on a three year depreciation. Client will be liable for all loss or damage, other than ordinary wear and tear, to Convergys' equipment in Client's possession or control. In the event of any such loss or damage, Client will pay Convergys the amortized value of such equipment based on a three year depreciation.

      11.2. Return of Equipment. Upon termination of this Agreement for any reason, Convergys will return all Client equipment to Client and Client will return all Convergys equipment to Convergys, within ten
            (10) days after the effective date of termination.

12.0  DATA BACKUP

      12.1. Client is responsible for initiating and maintaining, externally to Convergys' system, backup copies of data that is provided by Client as input to Services provided by Convergys.

13.0  SECURITY REPRESENTATION

      13.1. No Unauthorized Access. While the Services are being provided by Convergys to Client in Convergys' Data Center, Convergys shall use commercially reasonable efforts to secure the customer care and billing services environment, system operations and data against unauthorized access or disclosure and to protect against breaches of said security. Convergys shall use reliable, tested technology to perform its obligations under this Section 13.1. Protection shall consist of a combination of controls for the following:

            o Integrity - protection against alteration of the System software, applications, data, hardware configuration, connectivity, and the state-of-privilege settings during storage or transmission;

            o Availability - protection against access of the System and data by unauthorized persons; and,

            o Confidentiality - protection against disclosure of information to unauthorized persons.

            13.2. Security Audit. After providing 30 days prior notice to
                  Convergys, Client shall have the right to conduct a security audit during normal business hours to ensure compliance with the foregoing security provisions no more frequently than once per year. Notwithstanding the foregoing, if Client has a good faith belief that there may have been a material breach of the agreed security protections, Client shall meet with Convergys to discuss the perceived breach and attempt to resolve the matter as soon as reasonably possible. If the matter cannot be resolved within a thirty (30) day period, the parties may initiate an audit to be conducted and completed within thirty
                  (30) days thereafter. A report of the audit findings shall be issued within such thirty (30) day period, or as soon thereafter as is practicable. Such audit shall be conducted by Convergys' auditors, or the successors to their role in the event of a corporate reorganization, at Convergys' cost. Client has the option, at Client's own cost, to engage an agreed upon independent auditor, to work in conjunction with Convergys' auditors. If the independent Third Party auditor recommends additional security measures after completion of the audit, Convergys and Client shall jointly determine how best to respond to such recommendation.

14.0  DISASTER RECOVERY

      Convergys shall provide Business Continuity Services in accordance with Work Order 2002-02 as follows: Convergys shall (i) assume responsibility for the Disaster Recovery Plan in accordance with Attachment E to Work Order 2002-02, (ii) implement and manage the Disaster Recovery Plan, (iii) maintain a cold site, (iv) once every calendar year during the Term, update and test the operability of the Disaster Recovery Plan in effect at that time, (v) upon Client's request, certify to Client that the Disaster Recovery Plan is materially operational, and (vi) upon discovery by Convergys, promptly provide Client with written notice of a disaster and implement the Disaster Recovery Plan upon the occurrence of a disaster. *

15.0  OWNERSHIP OF INTELLECTUAL PROPERTY

      15.1. Pre-Existing Intellectual Property. Each Party shall retain ownership of all right, title and interest in and to any intellectual property it owned or had an interest in prior to the Effective Date of this Agreement, including, but not limited to all copyright, patent, trademark, service mark and trade secret rights, technical documents, technical data, documentation, and engineering materials (collectively, the "Pre-existing Intellectual Property"). Unless expressly stated herein, nothing in this Agreement shall be deemed to imply a transfer of ownership of the Pre-existing Intellectual Property.

      15.2. Proprietary Materials. As used in this Agreement, "Proprietary Materials" means all products, devices, computer programs, techniques, know-how, algorithms, procedures, discoveries or inventions, whether patentable or copyrightable and whether reduced to practice, and all materials, texts, drawings, specifications, source code, object code, data and other recorded information, in preliminary or final form and on any media whatsoever, that are related to the software or System provided by Convergys or that are used to provide the Services, including any improvements, updates and modifications, developed, discovered, or made to the software or System during the term of or in anticipation of this Agreement, whether solely or jointly with others, and whether or not while Convergys is engaged in performing the Services.

      15.3. Ownership. Unless otherwise provided in a Work Order or other written agreement, as between Convergys and Client, Convergys will be the exclusive owner of all Proprietary Materials. Client hereby assigns and transfers to Convergys all right, title and interest that Client may now or hereafter have in the Proprietary Materials, subject to the limitations set forth in any Work Order or other written agreement between the parties.

      15.4. Further Acts. Client will take such action (including, but not limited to, the execution, acknowledgment, delivery and assistance in preparation of documents or the giving of testimony) as may be reasonably requested by Convergys to evidence, transfer, vest or confirm Convergys' right, title and interest in the Proprietary Materials.

      15.5. Limitation. Notwithstanding any other provision of this Agreement to the contrary, this Section 15.0 will not obligate Client to assign or offer to assign to Convergys any of Client's rights in Client owned materials, and "Proprietary Materials" shall not be construed to include any materials prepared by Client even if those materials relate to the software or System. By way of example and not of limitation this would include such materials as training materials and guides for usage.

16.0  CLIENT RESPONSIBILITIES

      16.1. *

      16.2. Access to Equipment. In the event Convergys installs and maintains the equipment for Client, Client agrees to promptly provide and permit reasonable access to such equipment by Convergys personnel and to provide the necessary environment for such equipment; provided that Convergys is responsible for identifying such requirements for such environment.

      16.3. Business Requirements. Client shall be responsible for advising Convergys of the requirements and nature of Client's business as such may affect the provision of the Services, including but not limited to projected material increases in the volumes, changes in the law, and the like.

      16.4. Provision of Information. Client shall provide timely, complete and accurate information, data, requirements or specifications that it is obligated to provide pursuant to a Work Order and shall not unreasonably interfere with Convergys' performance of its obligations.

17.0  WARRANTIES

      17.1. Performance of Services. Convergys warrants that the Services provided hereunder will be provided in a professional and workmanlike manner and will be free of material errors, defects, malfunctions or omissions caused by Convergys, its equipment, software or employees.

      17.2. Title. Convergys represents and warrants that Convergys owns all right, title and interest in or to, or possesses valid and binding licenses for use of, all software provided by Convergys without infringement of the proprietary rights of any other person arising from any U.S. patent, copyrights, or trademarks. Convergys does not warrant against infringement arising from the combination, operation, or use of its proprietary software with Third Party software or hardware not provided by Convergys if such infringement could have been avoided by the combination, operation, or use of the Convergys software with other software or systems. Client represents and warrants that Client owns the necessary right, title and interest in or to, or possesses valid and binding licenses for Client-provided software without infringement of the proprietary rights of any other person arising from any U.S. patent, copyright or trademark.

      17.3. No Default/Conflict. Convergys and Client each warrants that its signing, delivery and performance of this Agreement shall not constitute a violation of any judgment, order or decree or a material default under any material contract by which it or any of its material assets are bound. Convergys and Client each further warrants that the performance of this Agreement will not conflict with or be hindered by any obligation of Convergys or Client respectively under any other agreement, whether in effect as of the Effective Date or entered into thereafter.

      17.4. Authorization. Convergys and Client each warrants that (i) it has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and (ii) the signing, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized through requisite corporate action.

      17.5. Notice. If Client believes that any Services provided hereunder are not performed in accordance with the above warranty, Client shall give Convergys written notice detailing the deficiencies. Convergys shall thereafter have an opportunity, over a reasonable period of time, but not less than thirty (30) days from receipt of notice of delinquency, to satisfy such warranty claim.

      17.6. Remedy. Convergys agrees to re-run or correct, at its sole expense, any nonconforming Services that are due solely to errors, malfunctions or omissions on the part of Convergys, its equipment, software or employees or otherwise results from Convergys' failure to perform its obligations under this Agreement. Convergys shall not be responsible for any nonconforming Services caused by changes, misuse or negligence of Client or its authorized agents. Failure by Client to give notice of nonconforming Services within ninety (90) days after performance of such Services shall constitute final acceptance thereof.

      17.7. EXCEPT FOR THE WARRANTIES STATED IN THIS AGREEMENT OR IN APPLICABLE WORK ORDERS, CONVERGYS DISCLAIMS ALL WARRANTIES WITH REGARD TO THE SERVICES OR PRODUCTS FURNISHED UNDER THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

18.0  TERMINATION FOR DEFAULT

      18.1. Intermediate Terminations. Notwithstanding anything in this Agreement to the contrary, the non breaching party will have the right to terminate this Agreement immediately upon notice to the breaching party in the event of a material breach of Section 10.0 (Confidentiality).

      18.2. Termination by Convergys. Convergys may terminate this Agreement for non-payment if any such non-payment is not cured within thirty (30) days after written notice to correct such default is sent to Client.

      18.3. Termination For Default. Either party may terminate this Agreement if any of the following events of default occur: (i) if, for reasons other than force majeure, or those described in Section 18.1 or 18.2 either party materially fails to perform or comply with this Agreement and such failure is not cured within thirty (30) days (or such longer period as may be reasonably necessary, not to exceed sixty (60) days; provided such breaching party immediately commences such cure and diligently pursues completion) after written notice to correct such default is received from the other party; (ii) if either party becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (iii) if a petition under any foreign, state, or U.S. bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by either party; or (iv) if such a petition is filed by any Third Party, or an application for a receiver of either party is made by anyone and such petition or application is not resolved favorably within sixty (60) days.

19.0  OPTION TO TERMINATE FOR CHANGE IN CONTROL

      19.1. Payment of Termination Fee. Beginning * Client may terminate this Agreement by giving * prior written notice only: (a) in the event of a Change in Control of Client as defined in Section 19.2; and (b) payment by Client of the appropriate Termination Fee as set forth in
            Section 19.3.

      19.2. Definition of Change in Control. For purposes of this Section 19.0, "Control" shall mean, with respect to any legal entity, the legal, beneficial or equitable ownership, direct or indirect, of more than 50% of the aggregate of all voting or equity ownership interests in such entity; "Change in Control" shall mean any change in the legal, beneficial or equitable ownership, direct or indirect, such that Control of such entity is no longer the same as on the Effective Date, or a sale of substantially all of the assets of Client.

      19.3. Termination Fees. In the event that this Agreement is terminated pursuant to Section 19.1, Client shall pay a Termination Fee according to the following schedule:

                ------------------------------ -------------------------------
                 Termination Fee                Effective Date of Termination
                ------------------------------ -------------------------------
                ------------------------------ -------------------------------
                                                              *
                        *
                ------------------------------ -------------------------------
                ------------------------------ -------------------------------
                                                              *
                        *
                ------------------------------ -------------------------------
                ------------------------------ -------------------------------
                                                              *
                        *
                ------------------------------ -------------------------------
                ------------------------------ -------------------------------
                                                              *
                        *
                ------------------------------ -------------------------------

                  Client shall pay Convergys * of the Termination Fee upon notice of termination and place the remaining balance in an escrow account to be released to Convergys once Client's Subscriber's have been migrated off of the System.

20.0  LIMITATION OF LIABILITY

      CONVERGYS' TOTAL LIABILITY FOR LOSS, DAMAGE OR EXPENSE IN CONNECTION WITH OR ARISING FROM THIS AGREEMENT, INCLUDING ANY WORK ORDERS HEREUNDER SHALL BE LIMITED TO DIRECT DAMAGES PROVEN NOT TO EXCEED * PER ANY SINGLE EVENT OR SERIES OF RELATED EVENTS WITH A MAXIMUM LIMITATION OF *1 IN THE AGGREGATE FOR THE COMPANION AGREEMENTS DURING THE TERM OF THE AGREEMENT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES OF ANY KIND, NOR FOR LOSS OF PROFITS, LOSS OF REVENUE, BUSINESS OR GOODWILL, UNDER OR ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED.

21.0  IMPROVEMENTS

      In order to continuously improve the quality of Services to Client, Convergys reserves the right to make reasonable changes in rules of operation, Client's identifications, procedures, type of terminal equipment, type of system equipment, system programming languages and location of the Data Center or remote access stations serving Client, at no expense to Client. Convergys agrees to provide reasonable advance notice to Client of any such changes to allow Client to adequately prepare its operations for such change.

22.0  COMPANY AND WORK RULES, RELATIONSHIP OF THE PARTIES

      22.1. Convergys and Work Order. Convergys and Client employees and agents, while on the premises of the other, shall comply with all company rules and regulations including, where required by government regulations, submission of satisfactory clearance from the U.S. Department of Defense and other federal authorities concerned. Each party shall be responsible for supervision and direction of the work by its employees, agents and subcontractors.

      22.2. Relationship of the Parties. This Agreement shall not be construed to deem either party as a representative, agent, employee, partner, or joint venture of the other. Convergys shall be an independent contractor for the performance under this Agreement. Neither party shall have the authority to enter into any agreement, nor to assume any liability, on behalf of the other party, nor to bind or commit the other party in any manner, except as provided hereunder. Each party's employees and subcontractors who perform under this Agreement shall remain employees and subcontractors of that party and each party shall have sole responsibility for such employees and subcontractors, including responsibility for payment of compensation to such personnel and for injury to them in the course of their employment. Each party shall be responsible for all aspects of labor relations with such employees and subcontractors, including their hiring, supervision, evaluation, discipline, firing, wages, benefits, overtime and job and shift assignments and all other terms and conditions of their employment, and the other party shall have not responsibility therefore.

23.0  RIGHT OF ACCESS; COOPERATION

      23.1. Convergys and Client shall permit reasonable access to the other's facilities in connection with work under the Agreement. No charge shall be made for such visits. Prior notification will be given when access is required. Neither Convergys nor Client shall require waivers or releases of any personal rights from representatives of the other in connection with visits to the other's premises, and no such releases or waivers shall be pleaded by Convergys, Client or third persons in any action or proceeding.

      23.2. Convergys will cooperate in a timely manner with all Client requests for information and assistance with respect to the Service and information/data maintained on the Convergys systems. In particular, Convergys will provide timely cooperation with respect to Client customer requests, Client internal evaluations of information, and requests relating to administrative and legal proceedings. Investigations conducted and responses provided pursuant to this
            Section 23.0 shall be charged to Client on a Time and Materials basis at the Professional Services Rate.

24.0  COMPLIANCE WITH LAWS

      Convergys will comply with all federal, state and local laws, ordinances, rules, regulations and orders with respect to its performance of the Services. Client will comply with all federal, state and local laws, ordinances, rules, regulations and orders with respect to its obligations under this Agreement. Client shall advise Convergys of any laws or regulations or changes in laws or regulations affecting Client's business as they may relate to the Services. Changes in the Services occasioned by changes in laws or regulations shall be subject to the Work Request Process and shall be charged on a Time and Materials basis at the Professional Services Rate.

25.0  INDEMNIFICATION AND DEFENSE

      25.1. Convergys will indemnify, defend and hold Client (and Client's agents and employees) harmless from all claims, damages, liabilities, losses, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or resulting from any Third Party claim, action or other proceeding (including any proceeding by any of Convergys' employees, agents or contractors) that is based upon or relates to (a) the negligence or willful misconduct of Convergys or any party under direction or control of Convergys, (b) the damage, loss or destruction of any real property or tangible personal property of Client or injury or death to any persons resulting from the actions or inactions of any employee, agent or subcontractor of Convergys insofar as such damage arises out of or in the course of fulfilling its obligations under this Agreement and to the extent such damage is due to any negligence, breach of statutory duty, omission or default of Convergys, its employees, agents or subcontractors, or (c) the infringement or misappropriation of any U.S. patent, copyright or trademark by the software provided by Convergys pursuant to the Agreement, provided, however, Convergys will have no liability for claims of infringement arising from the combination, operation or use of the software or any portion of its software with Third Party software or hardware not provided by Convergys if such infringement could have been avoided by the combination, operation, or use of the software with other software or hardware. Convergys obligations under this Section 25.1 are contingent upon Client's prompt notification of any claim or potential claim for which it may seek indemnification and opportunity. Client shall provide Convergys with its opportunity to defend such claim and the information and assistance necessary to provide such defense.

      25.2. Client will indemnify, defend and hold Convergys (and Convergys' agents and employees) harmless from all claims, damages, liabilities, losses, costs and expenses (including without limitation reasonable attorneys' fees) arising out of or resulting from any Third Party claim, action or other proceeding (including any proceeding by any of Client's employees, agents or contractors) that is based upon or relates to (a) the negligence or willful misconduct of Client or any party under direction or control of Client, (b) the damage, loss or destruction of any real property or tangible personal property of Convergys or injury or death to any persons resulting from the actions or inactions of any employee, agent or subcontractor of Client insofar as such damage arises out of or in the course of fulfilling its obligations under this Agreement and to the extent such damage is due to any negligence, breach of statutory duty, omission or default of Client, its employees, agents or subcontractors, or (c) the infringement or misappropriation of any U.S. patent, copyright or trademark by all or any portion of intellectual property provided by Client pursuant to the Agreement. Client's obligations under this Section 25.2 are contingent upon Convergys' prompt notification of any claim or potential claim for which it may seek indemnification. Convergys shall provide Client with the opportunity to defend against such claim and the information and assistance necessary to provide such defense. Convergys may, at its option and sole cost, participate in the defense in any such proceeding.

      25.3. Infringement remedies. If any Convergys software used to provide Services becomes, or in Convergys' reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, Convergys shall, in addition to indemnifying Client as provided in Section 25.1, if commercially reasonable, promptly take the following actions at no charge to Client: (i) secure the right to continue using the software; or (ii) replace or modify the software to make it non-infringing, provided that any such replacement or modification will not materially degrade functionality, performance or quality of the affected software.

      26.0  *

27.0  INSURANCE

      27.1. Insurance Policies. Convergys, at its own costs, shall procure, maintain, and keep in force and effect throughout the Term insurance issued by companies in good standing with coverage as follows:

            o Worker's compensation insurance, including occupational illness or disease coverage, and/or all other social insurance in accordance with the statutory requirements of all states, provinces, or countries where the Services are performed;

            o Comprehensive or commercial general liability insurance with a combined single limit of not less than * each occurrence for bodily injury and property damage;

            o Employee's liability insurance with of at least * each occurrence.

28.0  DISPUTE RESOLUTION

      28.1. Informal Dispute Resolution Procedure. The parties will attempt to settle any claim or controversy among them through consultation and negotiation in good faith and with a spirit of mutual cooperation. After attempts to resolve a dispute by the parties have failed, any party may, upon notice to the others, request that such controversy or claim be referred to the appropriate management personnel of each party for negotiation and resolution. If such a request is made, the applicable and appropriate management-level personnel of the parties shall meet in person or by telephone within seven (7) days after such request and shall review and attempt to negotiate a mutually acceptable resolution of the controversy or claim in dispute. Any resolution reached under this Section 28.0 will be reduced to writing and signed by the parties. Any dispute that cannot be resolved between the parties through the informal dispute shall then be submitted for final and binding arbitration as set forth in
            Section 28.2. Notwithstanding anything to the contrary herein, disputes involving either party's intellectual property rights and the parties shall not be required to comply with the provisions of this Section 28.0 with regards thereto.

      28.2. Arbitration. Arbitration shall be conducted before one arbitrator in accordance with the rules of the American Arbitration Association. The arbitrator must be licensed to practice law in the United States. The arbitration hearing shall be held in Cincinnati, Ohio within thirty (30) calendar days of the appointment of the arbitrator. The arbitration rules and procedures of the American Arbitration Association shall govern the hearing procedure, provided that the Federal Rules of Evidence shall govern the admissibility of evidence at such hearing and provided that the arbitrator shall have no power to make an award in contradiction of the terms of the Agreement, including, but not limited to, the limitations of liability set forth herein. The laws of the state of Ohio, exclusive of its conflicts of law rules, shall govern the construction of this Agreement. The arbitrators shall have no power to alter or amend any of the provisions of this Agreement. The arbitrator shall have the power to award the prevailing party at the hearing all reasonable expenses of enforcing its rights under the Agreement, including, without limitation, reasonable attorneys' fees, arbitrator's fees, and expenses. The arbitrator shall issue an award within seven (7) calendar days following the end of the hearing. Any award or decision of the arbitrator shall be final and binding on all parties, and judgment on such award may be entered by either party in a court of competent jurisdiction.

      28.3. Equitable Relief. Nothing in this Section 28.0 is intended to restrict or limit either party's ability to apply to a court of competent jurisdiction for specific performance or injunctive relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof at an interim or interlocutory stage.

29.0  OBLIGATIONS UPON TERMINATION

      29.1. Return of Client's Confidential Information. Upon the termination or expiration of this Agreement, Convergys shall promptly destroy or deliver to Client all copies and embodiments in whatever form of Client's Confidential Information, or destroy or erase any embodiments of Client Confidential Information existing in electronic media, including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, and all other materials containing any of Client's Confidential Information, no matter where such material is located and no matter what form the material may be in and, if requested by the Client, shall provide Client with written confirmation that all such materials have been returned or destroyed.

      29.2. Return of Convergys' Confidential Information. Upon the termination or expiration of this Agreement, Client shall promptly destroy or deliver to Convergys all copies and embodiments, in whatever form, of Convergys' Confidential Information or destroy or erase any embodiments of Convergys' Confidential Information existing in electronic media, including but not limited to, written records, notes, photographs, manuals, notebooks, documentation, and all other materials containing any of Convergys' Confidential Information, no matter where such material is located and no matter what form the material may be in and, if requested by Convergys, shall provide Convergys with written confirmation that all such materials have been returned or have been destroyed.

      29.3. Termination Assistance. In the event of any termination or expiration of this Agreement, Convergys shall continue to provide the Services for a period of up to six months following the effective date of any such termination or expiration (the "Post Termination Transition Period") at the rates set forth in this Agreement and on terms to be agreed upon by the parties as of the effective date of the termination or expiration. Client may elect, in its sole discretion, to terminate the Post Termination Transition Period at any time upon sixty (60) days' prior written notice to Convergys, which notice shall include the date on which the Services shall be discontinued. In the event Convergys terminates this Agreement pursuant to Section 18.2 for Client's non-payment, Client agrees to pay to Convergys: (a) all outstanding amounts then due and owing by Client; and (b) monthly, in advance, for the services provided by Convergys during the Post Termination Transition Period.

30.0  ASSIGNMENT

      30.1. Consent to Assign. Neither party shall assign any right or obligation under this Agreement without the prior written consent of the other party. Any assignment without such written consent shall be void. Notwithstanding the preceding sentence, either party may assign this Agreement, in whole or in part, to an Affiliate upon notice, but without the consent of the other party, provided the assigning party is not released from this Agreement without the written consent of the other party. Further, either party may assign its rights and obligations under this Agreement to a company into which it may merge or consolidate or which acquires substantially all of its assets or stock, upon notice, but without the consent of the other party. Any authorized assignment under this Section 30.0 shall be binding upon and inure to the benefit of the parties, their respective successors (whether by stock or asset transfer or any change of control by any other means), personal representatives and permitted assigns.

      30.2. Client Disposition. Unless otherwise expressly agreed to in writing by Convergys, Client agrees that, in connection with any sale, transfer, assignment or other disposition of (I) all or substantially all of the assets of the Client, or (II) a majority of the stock of Client, whether in connection with a divestiture, spin-off, reorganization, business combination, recapitalization or similar corporate restructuring, or otherwise (a "Disposition"), unless this Agreement is terminated pursuant to Section 19.0, it will ensure that (i) the purchaser of the assets of Client or successor entity to Client reaffirms or assumes in writing the rights and obligations under this Agreement and (ii) the purchaser of the assets of Client or successor entity to Client has creditworthiness comparable to that of Client as of the Effective Date. 30.3. Sale or Purchase of Market. Convergys shall not be required to accept performance from, or render performance to, any party other than Client. Provided, subject to the Minimum Processing Commitment in Section 5.0, nothing in this Agreement shall be construed as affecting the ability of Client to sell or exchange a Market. Similarly, nothing in this Agreement shall be construed as affecting the ability of Client to purchase a Market and add such Market to this Agreement, and the Exclusivity provision of Section
            4.1 shall be subject to a reasonable transition period.

31.0  FORCE MAJEURE

      Neither Convergys nor Client shall be held responsible for any delay or failure in performance hereunder caused by fires, strikes, embargoes, terrorist activities, government requirements, civil or military authorities, power failures, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, labor disputes, acts or omissions of carriers, or other causes beyond the control of Convergys or Client. If such contingency occurs, the party injured by the other's inability to perform may elect to suspend such Services for the duration of the delaying cause, buy or sell elsewhere the items or Services to be bought or sold hereunder and on an interim basis and resume performance once the delaying cause ceases. The occurrence of a Force Majeure event does not excuse, limit or otherwise affect Client's obligation to pay for Services rendered.

32.0  LICENSES

      No licenses, express or implied, are granted to Client by Convergys hereunder, except that Convergys hereby grants Client a non-exclusive, world-wide license during the Term of this Agreement to install the Atlys(R) GUI Client Workstation Application to be provided under this Agreement on Client's workstations and to use such application to access the Services provided hereunder. This license shall terminate upon the expiration or termination of this Agreement for any reason.

33.0  APPLICABLE LAW AND BINDING EFFECT

      This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, excluding its conflicts of law rules, and shall inure to the benefit of and be binding upon the parties hereto and their heirs, personal representatives, successors and permitted assigns.

34.0  NOTICES

      All notices given hereunder will be given in writing, will refer to this Agreement and will be personally delivered, sent by facsimile transmission or by registered or certified mail (return receipt requested) to the address set forth below. Any party may from time to time change such address by giving the other party notice of such change in accordance with this Section 34.0. All notices shall be deemed given as of the day they are received.

      If to Client:              American Cellular Corporation
                                 c/o Dobson Cellular Systems, Inc.
                                 14201 Wireless Way
                                 Oklahoma City, Oklahoma 73134

                                 Attn:  R. Thomas Morgan
                                 Fax:   405-529-8791

      With a copy to:   American Cellular Corporation
                                 c/o Dobson Cellular Systems, Inc.
                                 14201 Wireless Way
                                 Oklahoma City, Oklahoma 73134

                                 Attn:  Ron Ripley
                                 Senior Corporate Counsel
                                 Fax:   405-529-8765


      If to Convergys:  Convergys Information Management Group
                                 201 East Fourth Street
                                 Cincinnati Ohio 45202

                                 Attn: President of Communications
                                       Solutions Group
                                 Fax: 513-784-5062

      With a copy to:   Convergys Corporation
                                 Legal Department
                                 201 East Fourth Street
                                 Cincinnati, Ohio 45202

                                 Attn: General Counsel
                                 Fax:  513-723-7734

35.0  SEVERABILITY

      If any provision of this Agreement is held invalid, illegal or unenforceable in any jurisdiction, for any reason, then, to the full extent permitted by law (a) all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover will have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

36.0  WAIVER; AMENDMENT

      No delay or failure by any party hereto in exercising or enforcing any of its rights or remedies hereunder, and no course of dealing or performance with respect thereto, will constitute a waiver thereof. The express waiver by a party hereto of any right or remedy in a particular instance will not constitute a waiver thereof in any other instance. Except as expressly provided in this Agreement, no amendment, waiver or discharge of any provision of this Agreement will be effective unless made in writing that specifically identifies this Agreement and the provision intended to be amended, waived or discharged and signed by both parties. Each such amendment, waiver or discharge will be effective only in the specific instance and for the specific purpose for which given.

37.0  SURVIVAL OF RIGHTS AND OBLIGATIONS

      To the extent applicable, Sections 3.0 [Payment Terms], 10.0 [Confidentiality], 11.0 [Equipment], 15.0 [Intellectual Property], 20.0 [Limitation of Liability], 25.0 [Indemnification], 29.0 [Obligations on Termination], 33.0 [Applicable Law], 35.0 [Severability], 36.0 [Survival], and 37.0 [Hiring of Employees] (together with all other provisions of this Agreement that may reasonably be interpreted or construed as surviving termination of this Agreement) shall survive after any expiration or termination of this Agreement.

38.0  HIRING OF EMPLOYEES

      Convergys agrees that it will not hire or solicit for employment Client's employees who are involved with the work relating to this Agreement for a period of one year following termination of said work by the employee in question unless mutually agreed upon in writing. Client agrees that it will not hire or solicit for employment Convergys' employees who are involved with the work relating to this Agreement for a period of one year following termination of said work by the employee in question unless mutually agreed upon in writing.

39.0  SECTION AND PARAGRAPH HEADINGS

      Section and paragraph headings used throughout this Agreement are for reference and convenience and in no way define, limit or describe the scope or intent of this Agreement or affect its provisions.

40.0  CONFLICTING TERMS

      The parties agree that in the event of any conflicting terms or conditions between the MSA, or a Work Order issued hereunder, and any change order issued pursuant to such a Work Order ("Change Order"), the order of priority and controlling terms and conditions shall be as follows: the Change Order, the Work Order, and then the MSA.

41.0  COMPANION AGREEMENTS

       41.1. Companion Agreements. This Agreement is one of two companion but separate agreements entered into at the same time and with substantially the same terms. * The other party to each of the Companion Agreements are separate entities, each with its own Markets to which the specific Companion Agreement will apply. However, the Companion Agreements will be administered and performed together (e.g., Subscribers under both Companion Agreements shall be processed on a single instance of the System), and provisions related to volume commitments, minimums, limitations and fees shall be construed together as further described in Section 41.2.

       41.2. Joint Administration. Without limiting the generality of Section 41.1, certain sections that appear in each of the Companion Agreements shall be treated as follows:

              o MSA Section 5.0, Minimum Processing Commitment - shall be determined on a combined basis.

              o MSA Section 20.0, Limitation of Liability - shall be determined on a combined basis.

              o   MSA Section 19.3, Termination Fees - *

              o Work Order 2002-01 Section 6.1, Implementations Fee - is the amount applicable to both Companion Agreements combined.

              o Work Order 2002-01 Section 7.0, Payment Terms - is the amount applicable to both Companion Agreements combined.

              o Work Order 2002-02, Attachment A Section 1.1.1, Bill Production Fees for Active Subscribers - the number of Active Subscribers shall be determined on a combined basis.

              o Work Order 2002-02, Attachment A Section 1.1.3, Minimum Data Processing Commitment - the number of Active Subscribers shall be determined on a combined basis.


42.0  ENTIRE AGREEMENT

      This Agreement supersedes any and all prior negotiations, understandings and agreements with respect hereto, and, together with the Nondisclosure Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

      The parties have executed this Agreement as of the date first set forth above.



American Cellular Corporation                Convergys Information Management
                                             Group Inc.


By:      BRUCE R. KNOOIHUIZEN                By:    ROBERT J. MARINO

Name:    Bruce R. Knooihuizen                Name:  Robert J. Marino

Title:   Vice President                      Title: President

Date:    December 1, 2002                    Date:  December 1, 2002


---------------
*Confidential information has been omitted and filed separately with the Securities and Exchange Commission

                            MASTER SERVICES AGREEMENT
                                  ATTACHMENT A

                                   Definitions

For all purposes of this Agreement, except as otherwise expressly provided herein, capitalized terms and capitalized abbreviations shall have the meanings set forth in this Attachment A.

"Acceptance" shall mean with regard to the Atlys(R) billing system or any enhancement thereto, the earlier occurrence of (i) material compliance with the Acceptance Criteria; or (ii) first use of the software in a production environment.

"Acceptance Criteria" shall mean the mutually agreed upon criteria used to measure whether or not a new project and/or enhancement will function in production according to requirements.

"Acceptance Test Environment" shall mean the non-production environment used to test current or future releases of Atlys(R) software. This environment also may be referred to as the Joint System Test Environment.

"Acceptance Test Plan" shall mean the mutually agreed upon materials, process, procedures, schedule and resources used to measure whether the Acceptance Criteria have been achieved.

"Account" shall mean the record within Atlys(R) where the financial relationship between Client and a Customer is maintained. An Account may have one or more Subscribers associated with it.

"Account Management Services" is defined in Work Order 2002-02.

"Activation Manager" is Convergys' proprietary wireless network provisioning system.

"Active Subscriber" shall mean a Subscriber for whom Convergys creates a bill, processes for collection purposes, and/or creates a billable transaction. Active Subscribers have any status in the System other than "written off" or "final," and if in "final" status, they have a non-zero account balance.

"Affiliate" shall mean any person or entity that controls, is controlled by, or is under common control with a party on the Effective Date. For the purposes of this definition, control means ownership of more than 50% of the voting stock, equity or beneficial interest of such entity.

"AFP" or "Advanced Functionality Presentation" shall mean an output file suitable for high-volume printing.

"Agreement" shall mean this Master Services Agreement and all Exhibits, Schedules, and Work Orders attached hereto or incorporated herein, as the same may be amended from time to time in accordance with the terms hereof.

"API" means application program interface.

"APV" or "ASCCI Positional Variable" shall mean the Mediation Manager internal representation of Events, standardized by data type.

"Atlys(R)" is Convergys' proprietary wireless billing and customer care software used by Convergys to process Client data.

"Bill Finishing Services" shall mean the services provided by Convergys to Client and defined in Work Order 2002-02 for bill printing and mail preparation.

"Bill Production Services" shall mean the process defined in Work Order 2002-02, or mutually agreed to by the parties, for producing invoices for Subscribers.

"Business Days" shall mean Monday through Friday, excluding Holidays.

"Business Hours" shall mean from 8:00a.m. until 5:00p.m. Central Time on Business Days.

"Business Continuity Services" is defined in Work Order 2002-02.

"Call Detail Record" or "CDR" is the record generated by a network element for a voice call, Circuit Switch, data call, SMS, or similar type of transaction. In addition, an event detail record can either be generated by the network or created by Mediation Manager.

"CDMA" or "Code Division Multiple Access" is a multiplexing technique that allows several signals to be housed on one transmission channel.

"Change in Control" and "Control" are defined in Section 19.2 of the MSA.

"Change Order" shall mean, as further defined in Attachment B to Work Order 2002-02, a written request by a party's Authorized Representative to modify the scope, Services, Deliverables, and/or fees in a specific Work Order pursuant to the Work Request Process.

"Circuit Switch" is a wireless network protocol widely deployed in first- and second-generation wireless networks. The circuit switch provides a physical, dedicated path - called a time slot - for a call when it goes through the switching matrix. Because this path is dedicated to the call, no other callers can use that switch path until the call is ended.

"Client" shall mean American Cellular Corporation.

"Client Markets" shall mean all Markets served by Client on the Effective Date.

"Client Planning Process" shall mean the process by which Client will advise Convergys of Client's projected changes that may impact the Services provided by Convergys to Client, as well as non-binding projections on Professional Services spending with Convergys.

"Commercial Launch Date" shall mean the date upon which Subscriber bills are first produced by the Atlys(R) System.

"Companion Agreement" shall mean the agreement between Convergys and Dobson Cellular Systems, Inc. of even date herewith as more fully described in Section
41.0. The Agreement and the Companion Agreement shall be referred to collectively as the "Companion Agreements."

"Concurrent End Users" shall mean all End Users, who are signed on to work stations connected to the System, regardless of activity.

"Confidential Information" is defined in Section 10.0 of the MSA.

"Conversion Services" shall mean the tasks included in the conversion of customer data to Atlys(R) for Client as described in Work Order 2002-01.

"CORBA" or "Common Object Request Broker Architecture" is the standard that assists in the transfer of messages between distributed objects in various platforms and in a dispersed computing environment.

"Core Development" shall mean the development of features and functionality for the Atlys(R) System, which is not designated as Custom Development.

"Core Release" shall mean a product release of Atlys(R) software that incorporates new or increased non custom functionality or capabilities.

"Customer" shall mean an individual or organization to which Client provides services. A Customer may have one or more Accounts associated with it.

"CRM" means Customer Relationship Management software.

"CRS" or "Consolidated Roamer System" is the name of a Convergys proprietary software product that will be used by Convergys to perform certain usage processing functions unique to roamer usage.

"CSA" or "Communication Service Area" shall mean a certain geographical area in which a carrier provides services.

"CSR" shall mean Client's customer service representative.

"Customer Services Component" or "CACS" shall mean the Atlys(R) component used by CSRs to interact with Customers, as detailed in Attachment A to Work Order 2002-01.

"Custom Development" shall mean the development of features and functionality that is done at Client's request and is in conjunction with a unique Client concept or unique Client service offering.

"Customization Services" shall mean the tasks included in the customization of Atlys(R) interfaces for Client as described in Work Order 2002-01.

"Customer Data" is defined in Section 10.1.

"DACC" or "Directory Assistance Call Completion" is a form of wireless usage that will be supplied to Convergys by a Client Third Party solution provider.

"DAP" or "Directory Access Protocol" is an overall model for directory services in the open system interconnection environment.

"Data Archival Services" shall mean the services that enable customer data to be archived, but still easily accessed, for a defined period of time.

"Data Center" shall mean the physical site which houses the applications, networks and servers used to provide the Data Processing Services to Client.

"Data Processing Services" shall mean the data processing services provided by Convergys to Client as described in Work Order 2002-02.

"Detailed Estimate" is defined in Attachment B to Work Order 2002-20.

"Disaster Recovery Plan" shall mean the document attached to Work Order 2002-02, which is a part of the Business Continuity Services.

"Dispute Notice" is defined in Section 3.5 of the MSA.

"Documentation" shall mean the information supplied to Client by Convergys relating to an Atlys(R) Release.

"Documentation Services" is defined in Work Order 2002-02.

"Effective Date" shall mean the date first written in the introduction paragraph of this Agreement.

"End User" shall mean the individual who ultimately uses the System pursuant to this Agreement.

"Enhancement Request" or "ER" is defined in Attachment B to Work Order 2002-02.

"Event" shall mean a derived measure of wireless usage that normalizes the various wireless usage types (i.e., voice calls, data transfers, SMS) into a single unit based on size and complexity from a billing perspective.

"Escalation Process" is defined in Attachment D to Work Order 2002-02.

"Force Majeure" is defined in Section 31.0 of the MSA.

"GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

"G-CDR" or "Gateway Call Detail Record" is a record of information generated in connection with GPRS technology.

"GPRS" or "General Packet Radio Service" is a 2.5G GSM technology that delivers high speed packet data services to mobile terminals.

"GSM" Groupe Speciall Mobille a/k/a Global System for Mobile Communications. A set of standards from the European Telecommunications Standards Institute specifying the infrastructure for a digital cellular system.

"GUI" or "Graphical User Interface" is a form of screen design based upon the use of graphics. In software, for example, it allows users to manipulate pictured objects rather than entering pure text at a command line prompt.

"Holidays" shall mean days on which normal Business Hours are suspended and shall include New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, day after Thanksgiving Day and Christmas Day.

"HTML" means hyper-text markup language.

"ICP" means intercarrier communications process.

"Implementation Services" shall mean the tasks included in the implementation of Atlys(R) for Client as described in Work Order 2002-01.

"Implementation Fee" shall mean the fee specified in Work Order 2002-01 for the Implementation Services, Conversion Services and Customization Services described in that Work Order.

"IMSI" or "International Mobile Subscriber Identity" is a unique non-dialable number used in GSM to identify a subscriber.

"Inactive Subscriber" shall mean a Subscriber who (a) has terminated its relationship with Client, (b) has been issued a final bill, (c) has a status of "final" in Atlys(R), and (d) has a zero account balance or has a status of "written off" in Atlys(R).

"Investigation Request" is defined in Attachment B to Work Order 2002-01.

"IP" or "Internet Protocol" shall mean the rules governing the exchange of data at the network layer for the TCP/IP internet protocol suite. IP provides addressing and segmentation information so that routers can forward packets across an internet, and determines the optimum route for a message to reach its destination.

"ISP" or "Internet Service Provider" shall mean a telecommunications company, which provides subscriber access to the internet.

"ITEM" is defined in Attachment B to Work Order 2002-02.

"ITEM Log" is defined in Attachment B to Work Order 2002-02.

"IVR" or "Interactive Voice Response" shall mean an automated phone-answering system that invites the caller to select from a list of choices using the phone's touch-tone keypad.

Joint System Test Environment" see Acceptance Test Environment.

"Key Service Level Agreements" or "Key SLAs" shall mean those Service Levels (the "Key Service Levels") defined in Attachment C to Work Order 2002-02.

"LNP" or "Local Number Portability" shall mean the feature that allows customers to retain telephone numbers while changing carriers.

"Maintenance Release" shall mean any enhancement, upgrade, new functionality or new version of the Systems intended to eliminate or mitigate problems and/or improve operation.

"Maintenance Request" is defined in Attachment B to Work Order 2002-02.

"Management Reports" is defined in Section 9.2.

"Market" shall mean a market area licensed by the FCC to provide wireless service.

"MDN" shall mean mobile dialed number.

"Mediation Manager" is Convergys' proprietary software product used by Convergys to perform certain event mediation functions, including acquisition of data from network elements, validation and manipulation of data according to business rules, and distribution of data to downstream applications.

"MSA" shall mean the Master Services Agreement between Convergys and Client dated as of the Effective Date.

"MSID" or "Mobile Station Identifier" shall mean the identifier for a mobile device such as a cellular phone or a mobile personal digital assistant.

"MSISDN" or "Mobile Subscriber Integrated Services Digital Network Number" shall mean the dialable number that callers use to reach a mobile subscriber.

"Nondisclosure Agreement" shall mean the Mutual Nondisclosure Agreement dated June 18, 2002, a copy of which is attached hereto as Attachment B.

"Non-Production Environments" shall mean the three (3) separate and distinct instances of the System provided by, maintained, administered, provisioned, owned, and operated by Convergys for purposes other than provision of the Data Processing Services, as further defined using the following terms in Work Order 2002-01: (a) "Acceptance Test Environment"; (b) "PreProduction Environment" and
(c) "Training Environment".

"Non-Production Environment Support Services" is defined in Work Order 2002-02.

"NRUF" or "Numbering Resource Utilization/Forecasting" shall mean the semi-annual report on phone number utilization and demand forecasts.

"Originator" is defined in Attachment B to Work Order 2002-02.

"PAD" or "Packet Assembly-Disassembly" shall mean the process by which data is segmented and assembled into an ordered series of packets and transmitted across a network where, at the other end of the network, the packets are disassembled into the original data sent.

"Page " is defined in Section 2.1 of Attachment A to Work Order 2002-02.

"PDP" or "Packet Data Protocol" shall mean the protocol used by packet data networks connected to a GPRS network.

"PLMN" or "Public Land Mobile Network" shall mean a network a service provider establishes for providing land mobile services.

"Point of Presence" or "POP" shall mean an entry point for connection into the network.

"Post Termination Transition Period" is defined in Section 29.3 of the MSA.

"Pre-existing Intellectual Property" is defined in Section 15.1.

"Prepaid" shall mean a billing arrangement between Client and its customers in which the customers pay an advance amount of money for an equivalent amount of service.

"PreProduction Environment" is defined in Work Order 2002-01.

"Pre-Verification Analysis" or "PVA" is a process conducted prior to each production bill cycle in Atlys(R) to initially validate the bill cycle. Pre-verification billing is run against a small subset of accounts (50 to 200) defined by Client, which covers a mixture of account types and price plans. The production bill cycle is completed once the pre-verification run has been approved.

"Problem" is defined in Attachment D to Work Order 2002-02.

"Problem Resolution Management Process" shall mean the processes and procedures the parties will follow in addressing issues that arise in the course of providing systems operations and bill production services, from the moment of problem identification through post problem review as set forth in Attachment D to Work Order 2002-02.

"Production Environment" shall mean the instance of the System owned and operated by Convergys to provide the Data Processing Services, as defined in Work Order 2002-02.

"Professional Services" shall mean the professional and consulting services provided by Convergys to Client as described herein or in a Work Order.

"Professional Services Rate" shall mean the rate charged by Convergys for Professional Services as set forth in Section 3.2.

"Program Management Team" shall mean the team of Convergys personnel that will manage the Services for the Client.

"Program Manager" shall mean the Convergys employee who will supervise the day to day operations of the Project Management Team.

"Project Plan" shall mean the plan jointly developed by the parties relating to the performance of services under this Agreement.

"Proprietary Materials" is defined in Section 15.2.

"RAS" or "Reporting and Analysis Component" shall mean a reporting tool owned by and proprietary to Convergys that will be used to track and report active Client subscriber volumes.

"Receiver" is defined in Attachment B to Work Order 2002-02.

"Release Implementation Services" is defined in Work Order 2002-02.

"ROM" or "Rough Order of Magnitude" is defined in Attachment B to Work Order 2002-02.

"Root Cause Analysis Process" is defined in Attachment D to Work Order 2002-02.

"Root Cause Analysis Report" or "RCA Report" is defined in Attachment D to Work Order 2002-02.

"S-CDR" or "Serving Call Detail Record" is a record of information generated in connection with GPRS technology.

"Script" shall mean a line of code or computer program that, when executed, is used to manipulate data within the application without changing the underlying application's source code.

"SEC" means the Securities and Exchange Commission.

"Self Care" shall mean the Atlys(R) component described in Attachment A to Work Order 2002-01.

"Service Agreement Line Item" or "SALI" is defined in Attachment A to Work Order 2002-01.

"Service Level Agreement" or "SLA" shall mean the performance service levels that Convergys is required to meet with respect to each Service provided to Client. The standards are to be set forth as part of each Work Order or as part of a separate agreement.

"Services" shall mean, collectively, the Data Processing Services, Professional Services, Implementation Services, Conversion Services, Software Development Services, Business Continuity Services and other services provided by Convergys to Client pursuant to the terms of this Agreement.

"Short Message Service" or "SMS" shall mean a form of wireless data usage that provides the ability for subscribers to send and receive text messages on their mobile phone.

"SIM" or "Subscriber Identity Module" shall mean the chip or card which contains the IMSI information and which can be inserted in equipment to identify the subscriber to the network.

"SOA" means service order administration.

"Software Development Services" is defined in Work Order 2002-02.

"Source System" shall mean a billing system used to process Client subscribers prior to conversion to Atlys(R).

"Span of Control" shall mean the Convergys Span of Control shall be deemed the hardware, software, and network that resides within the physical confines of a Convergys Data Center.

"Special Processing" shall mean any process that requires Convergys or Client to adjust the production environment in an exception mode in order for that process to successfully complete.

"Standard Interfaces" are defined in Attachment E to the Work Order 2002-01.

"Standard Reports" is defined in Work Order 2002-01.

"Sub - Project Code" or "SPC" is defined in Section 8.1 of the Work Order
2002-02.

"Subscriber" shall mean an individual user who is using the service(s) offered by Client. Such an individual, also known in Atlys(R) as a subscription, can have zero to n services tied to his/her subscription. For example, a subscriber could have both wireless voice service and a wireless data service as part of his/her subscription with Client. A Subscriber may be Active or Inactive as defined herein.

"System" shall mean (a) Convergys' proprietary Atlys(R) software in use for Client pursuant to this Agreement, (b) any Releases of Atlys(R) which Convergys implements for Client, and (c) Third Party Software provided by Convergys to provide the Data Processing Services to Client pursuant to this Agreement.

"Term" shall have the meaning set forth in Section 2.0 of this Agreement.

"Termination Fee" shall mean the fee to be paid by Client to Convergys in the event Client terminates this Agreement pursuant to Section 19.1 or Section 30.2 of the MSA.

"TDMA" or "Time Division Multiple Access" is a digital transmission scheme that multiplexes three signals over a single channel.

"Third Party" shall mean any party other than Client or Convergys.

"Third Party Software" shall mean any program, or component of a program, that is licensed to Client or Convergys by a Third Party and is necessary to provide the Services. The Convergys provided Third Party Software as of the Effective Date is listed in Attachment C to Work Order 2002-01.

"Time and Materials" shall mean a Convergys and Client billing arrangement in which Client is billed the actual time and materials Convergys expended in completing a request.

"Training Services" is defined in Work Order 2002-02.

"Train-the-Trainer" is defined in Attachment B to Work Order 2002-01.

"Trouble Report" or "TR" is defined in Attachment D to Work Order 2002-02.

"Work Order" shall mean the mutually agreed upon work statement that authorizes, and specifies the terms for Convergys to provide services under this Agreement.

"Work Management System" or "WMS" shall mean the work management software tool owned, operated, and administered by Convergys to track Enhancement, Maintenance, Investigation and Trouble Requests.

"Work Request" is defined in Attachment B to Work Order 2002-02.

"Work Request Process" is defined in Attachment B to Work Order 2002-02.

"Work Request Services" is defined in Work Order 2002-02.


                              [END OF ATTACHMENT A]

EXECUTION COPY
                                  ATTACHMENT B


                            CONFIDENTIALITY AGREEMENT


         This Confidentiality Agreement ("Agreement") is made and entered into in Cincinnati, Ohio as of December 5, 2002 ("Effective Date"), by and between Convergys Corporation, its affiliates and subsidiaries, an Ohio corporation with offices located at 201 East Fourth Street, Cincinnati, Ohio 45202 ("Convergys") and American Cellular Corporation,, its affiliates and subsidiaries, with offices located at 14201 Wireless Way, Oklahoma City, Oklahoma 73134 ("Company").

                                   BACKGROUND

         Convergys and Company, for their mutual benefit, desire to disclose certain proprietary and confidential information to the other party. Each party desires to protect its proprietary and confidential information and to prevent other persons and entities from acquiring, appropriating or discovering its proprietary and confidential information.

1.     AGREEMENT


       NOW, THEREFORE, in consideration of the promises and covenants set forth herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties agree and covenant as follows:

1. Confidentiality. Each party ("Receiving Party" or "Disclosing Party", as appropriate) agrees to regard and preserve as confidential any and all business, technical and financial information, including, but not limited to, specifications, design plans, prototypes, drawings, software, software documentation, material, documents and data related to the business activities of the other party and their respective customers (including, but not limited to, customer information and lists), and (in the case of Convergys) of its third party vendors and licensors, and Code and Documentation (as defined in Section 2 below) that may be disclosed to, received or passively observed by, the Receiving Party from the Disclosing Party ("Confidential Information").

       Confidential Information shall not include information which is or becomes through no fault of the Receiving Party part of the public domain; which was already known to the Receiving Party at the time of disclosure as evidenced by written documents; which is independently developed by the Receiving Party without reference to or use of any Confidential Information received from the other party; which is lawfully obtained by the Receiving Party from a third party outside of this Agreement, which third party also lawfully obtained the Confidential Information; or which is disclosed pursuant to law, judicial order or government regulation so long as the Receiving Party promptly notifies the other party prior to disclosure.

       Unless otherwise provided in this Agreement, for five (5) years after the Effective Date, the Receiving Party: (i) shall hold the Confidential Information in trust and confidence for the other party and shall protect the Confidential Information with the same degree of care as the Receiving Party employs for the protection of its own trade secrets and confidential information (but in no event shall such care be less than that which is commercially reasonable); (ii) shall not disclose, reveal, make accessible or make available to any person or entity any Confidential Information other than to the extent necessary to comply with the reasonable requests of its auditors or other professional consultants or to the extent necessary to permit Convergys' securitization and/or financing of the receivables arising hereunder; (iii) shall only use and reproduce the Confidential Information for the limited purpose of performing its duties pursuant to the business relationship between the parties and, in such performance, shall limit access to and disclosure of the Confidential Information to the Receiving Party's employees or agents on a "need to know" basis only (and advise such employees or agents of the obligations assumed herein); and (iv) shall not use or exploit any such Confidential Information for its own benefit or any other person's or entity's benefit.

2. Code and Documentation. Whereas, the parties to this Agreement each expressly acknowledge and agree that, to the extent disclosed hereunder, the Code and Documentation are commercially valuable, proprietary, unpublished product of the Disclosing Party, the design and development of which reflect the efforts of skilled development experts and the investment of considerable time and money, therefore, the Code and Documentation are protected indefinitely.

       For purposes of this Agreement, "Code" shall mean computer-programming code in Source Code form and in Object Code form. "Object Code" shall mean the machine-readable form of the Code. "Source Code" shall mean the human-readable form of the Code and related system documentation, including all comments and any procedural code such as job control language. "Documentation" shall mean user manuals and other written materials that relate to particular Code, including materials useful for design and data modeling (e.g. logic manuals, flow charts, Entity Relationship Diagrams (ERD), Data Dictionaries (DD), and principles of operation), and machine-readable files subject to display, printout or import/export operations.

       Notwithstanding anything to the contrary, the Disclosing Party claims and reserves all rights and benefits afforded under applicable copyright law and international copyright treaties in the Code and Documentation as an unpublished work.

3. Ownership and Return. The Receiving Party acknowledges and agrees that all of the Confidential Information of the other party are and shall remain the sole and exclusive property of the other party, free of any and all claims of the Receiving Party. Upon the expiration of the obligations under this Agreement or an earlier request by the other party, the Receiving Party shall have no right to keep or use and shall promptly return to the other party all Confidential Information embodied in tangible form and all equipment and tangible personal property of the other party entrusted to the Receiving Party or otherwise in the Receiving Party's possession or control. The Receiving Party shall be deemed to be the bailee thereof for the use and benefit of the other party and shall not at any time acquire any right, title or interest in or to such Confidential Information or equipment or tangible personal property of the other party and shall safely keep and preserve the same.

4. License. No license to the Receiving Party under any trademark, patent, copyright, mask work protection right or any other intellectual property right, is either granted or implied by conveying of Confidential Information. None of the Confidential Information which may be disclosed or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by the Disclosing Party to the Receiving Party, of any kind, and, in particular, with respect to the non-infringement of trademarks, patents, copyrights, mask protection rights or any other intellectual property rights, or other rights of third persons.

5. Remedies. In the event of any actual or threatened breach by the Receiving Party of any provision of this Agreement, the Receiving Party acknowledges that the other party will incur significant and irreparable damage for each such breach and that the other party has no adequate remedy at law for such breach. Therefore, the other party shall be entitled to injunctive relief immediately and permanently restraining the Receiving Party from such continuing and/or threatened breach. In addition, the Receiving Party shall be liable to the other party for any and all actual, direct damages caused by any such breach, including attorney's fees. The rights and remedies of the parties hereto shall not be mutually exclusive and the exercise of one or more rights or remedies provided for by this Agreement shall not preclude the exercise of any other rights or remedies provided for by this Agreement or by law, equity, statute or otherwise.

6. Miscellaneous. This Agreement constitutes the entire understanding between the parties as to the Confidential Information and merges all prior discussions between the parties relating thereto. Each party hereto acknowledges that this Agreement does not in any way, expressly or implied, create any obligation on either party to pursue or consummate any business or other relationship. This Agreement shall be interpreted, construed and enforced according to the laws of the State of Ohio, without giving effect to any conflict of laws provisions. This Agreement shall inure to and bind the successors and assigns of the respective parties; provided, however, that nothing herein shall be construed to permit the sale, assignment or delegation of the parties' interests and/or obligations hereunder. Any waiver by any party of any breach of any kind or character whatsoever by any other party, whether such waiver be direct or implied, shall not be construed as a continuing waiver of, or consent to, any subsequent breach of this Agreement on the part of the other party. In addition, no course of dealing between the parties, nor any delay in exercising any rights or remedies hereunder or otherwise, shall operate as a waiver of any of the rights or remedies of the parties. The provisions of this Agreement are severable. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each of the parties by their respective duly authorized officers or representatives. Facsimile signatures shall have the same force and effect as original signatures.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

Convergys Corporation                     American Cellular Corporation

By:                                       By:

Print Name:       Claudia Cline           Print Name:

Title:   Vice President, Legal            Title:

Date:    December 5, 2002                 Date:





                              [END OF ATTACHMENT B]